EXHIBIT 99.2

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UTIW - Q2 2004 UTi Worldwide Earnings Conference Call

CORPORATE PARTICIPANTS

Roger MacFarlane
UTi - CEO

Peter Thorrington
UTi - President

Lawrence Samuels
UTi - CFO

Cecilia Wilkinson
PondelWilkinson MS&L - Investor Relations

Tiger Wessels
UTi- Chairman

CONFERENCE CALL PARTICIPANTS

David Campbell
Thompson, Davis and Co - Analyst

Edward Wolfe
Bear, Stearns and Co - Analyst

Gary Yablon
Credit Suisse First Boston - Analyst

Gregory Burns
JP Morgan - Analyst

Jon Langenfeld
Robert W. Bear - Analyst

Tony Cristello
BB&T Capital Markets - Analyst

Jordan Alliger
Lazard Fréres - Analyst

PRESENTATION

Operator

Ladies and gentlemen. Thank you for standing by. Welcome to the UTi Worldwide second quarter results conference call. During the presentation all participants will be in a listen only mode. Afterwards we will conduct a question and answer session. At that time if you have a question, please press the 1 followed by the 4 on your telephone. As a reminder, this conference is being recorded Wednesday, September 10, 2003. I would now like to turn to Cecilia Wilkinson. Please go ahead.

Cecilia Wilkinson - PondelWilkinson MS&L

Thank you and good morning, everyone. This is the UTi Worldwide investor conference call for the second quarter of fiscal 2004. Before we begin, please recognize that certain statements in this conference call are not historical facts. They may be deemed therefore to be forward-looking statements under the Private Securities Litigation Reform Act of 1995.

Many important factors may cause the company’s actual results to differ materially from those discussed in any forward-looking statements. These risks and uncertainties are described in further detail in the company’s filings with the Securities and Exchange Commission. UTi undertakes no obligation to publicly update or revise its forward-looking statements.

On today’s call Roger MacFarlane, Chief Executive Officer, and Lawrence Samuels, Chief Financial Officer, will discuss the results for the three- and six-month periods ended July 31st, 2003. Also, Peter Thorrington, President, and Tiger Wessels, Chairman, will participate in the question and answer session. I’d like now to turn the call over to Roger MacFarlane. Roger.

Roger MacFarlane - UTi - CEO

Thank you, Cecilia. Good morning, everyone. Welcome to UTi’s quarterly conference call. I will begin today’s call with a review of the highlights of our second fiscal quarter. Lawrence will then step in with more detailed financial information on our operations. I will then provide some closing comments before we open the call for questions. Let’s begin.

In the sixth quarter of UTi’s five-year NextLeap journey, we continued to achieve strong gains in gross and net revenues, operating income and net income. For the second quarter of fiscal 2004, gross and net revenues increased 32% and 65%, respectively, from a year ago. Operating income grew 31% from the prior year’s second quarter. Net income climbed 48%, and our diluted earnings per share rose 20%, on 21% more weighted

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UTIW - Q2 2004 UTi Worldwide Earnings Conference Call

average shares outstanding, from the corresponding prior-year period.

These gains represent growth from our acquisition of Standard Corporation last year, as well as organic growth. In addition, we benefited from favorable currency exchange rates compared to the U.S. dollar, particularly in Europe and South Africa.

Needless to say, we are pleased with these strong comparisons, especially against the global backdrop of a very challenging economic environment. The power of UTi’s global network is underscored by the revenue growth achieved in each of our geographic regions.

The Americas stand out with the strongest gains in revenue growth primarily due to the addition of Standard which we acquired in October 2002. As a result, this region achieved 67% increase in gross revenues and 176% increase in net revenues compared with the second quarter a year ago.

Standard continues to make progress with recent new customer wins that, once implemented, will result in three dedicated customer facilities in the Midwest and West Coast, thereby extending Standard’s nationwide reach.

Asia Pacific delivered another excellent quarter with gross and net revenues growing 21% and 22%, respectively, over the same period a year ago. Once again, Hong Kong/China was the fastest growing region for our airfreight business. Moreover, we are particularly pleased with the operating ratio in the region, which increased to 30% in the current second quarter, improving from 27% last year and from 29% sequentially.

Despite the scaled-back operations in Ireland and Sweden, Europe proved resilient in the second quarter against weak economic conditions. Strong performance delivered by Spain, Italy, and France, helped by favorable currency translations, increased gross and net revenues in Europe by 12% and 26%, respectively, as compared to the prior-year second quarter.

For our Africa operations, gross revenues increased 40% and net revenues rose 25% from the same period a year ago and operating profit in the second quarter was 43% higher than a year ago, helped in part by the strong South African Rand.

Now I’d look to ask Lawrence Samuels, our Chief Financial Officer, to review UTi’s financial and operating results in more detail. Lawrence.

Lawrence Samuels - UTi - CFO

Thank you, Roger. I’m pleased to report UTi posted quarter-over-quarter gross and net revenue growth across all regions and all business categories for our second fiscal quarter.

Airfreight forwarding rose 10% in gross revenues and 26% on a net revenue basis, resulting in outstanding improvement in yield to 29% compared with 25% in the second quarter last fiscal year and from 28% sequentially. Our airfreight business in Europe was a strong contributor to the improvement in yield for the current quarter.

Ocean freight gross revenues rose 26%, while net revenues increased 14%, reflecting both growth in volume and the sizeable price increases in the Asia to USA lanes. We were successful in the process of passing these increases to our customers, but this contributed to the decline in ocean yield.

Customs brokerage gross and net revenues moved up 11% each, driven by record numbers of both air and ocean shipments.

For the second quarter of fiscal 2004, airfreight contributed just over 33% of net revenues. With our acquisition of Standard Corporation in October last year, the majority of whose revenues is reported as contract logistics, contract logistics has become the second largest service offering for UTi worldwide. Contract logistics now contributes 33% of net revenue.

Currency fluctuations will always affect our business, and Roger has noted in particular the impact on Europe and Africa in the current quarter.

UTi’s revenue increases in the second quarter, particularly in our Europe and Africa operations, were helped by the weaker U.S. dollar compared with year-ago exchange rates. As previously mentioned, costs, on the other hand, are reported in local currencies and are thereby negatively affected when translated into the U.S. dollar for reporting purposes.

Staff costs in the second quarter equaled 55% of net revenues, compared to 50% a year ago, reflecting the Standard acquisition and the costs related to the pass-through revenue for labor that I will discuss in a moment. Other operating expenses were lower at 32% of net revenues compared with 34% in the fiscal 2003 second quarter.

As stated in our news release, UTi’s operating profit margin including Standard for the quarter came in at 10.4%, compared with 13.1% in the second quarter a year ago. This is mainly due to the impact of Standard, which contributed $40.1 million in gross and net revenues for the second quarter. The revenues from Standard included $2.8 million of pass-through revenue related to temporary increases in the labor force for one major client. This had a negative impact on Standard’s operating profit margin, which in any event is traditionally lower than other UTi operations. In addition, Standard’s margin during the quarter was affected by the ramp-up of personnel costs in readiness for the new dedicated facilities that Roger has mentioned.

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Without Standard, UTi’s operating profit ratio is 13.3%, compared with the 13.1% in the second quarter a year ago. We provide that number to help compare our performance to the period when Standard was not yet part of UTi. I refer you to the tables in our news release for the reconciliation of that figure to the GAAP presentation. The news release and tables are also available on our website at www.go2uti.com.

We are pleased to report margin improvement in the second quarter. However, as we were behind in the first quarter for the reasons discussed on the last conference call, we recognize it will be a challenge to achieve our 100-basis point improvement in operating profit margin for our business base excluding Standard. Nevertheless, everyone at UTi remains focused on meeting this challenge.

Our tax rate for the current quarter was 26%, compared with 28% a year earlier. The rate for the current quarter has been helped by the interest income and exchange gains which are earned in low tax jurisdictions. The tax rate on operating income is 27% compared to last year’s 28%, and we expect the rate to remain within this range for the rest of the year.

UTi’s balance sheet continues to be strong. Cash and cash equivalents, net of bank lines of credit and short-term borrowings, totaled $115 million. CapEx spending for the quarter totaled approximately $4 million. Net cash produced by operating activities totaled $13.7 million for the quarter.

Because of the SEC’s new strictures on non-GAAP numbers and the reconciliation requirements, we are no longer going to show a computation for the free cash flow in our quarterly reporting. Free cash flow does however remain a key metric for management attention. I’d now like to turn the call back to Roger. Roger.

Roger MacFarlane - UTi - CEO

Thanks Lawrence. Looking back at six quarters of solid financial results under UTi’s five-year NextLeap plan, it’s becoming more evident how important this road map is to our success. NextLeap is serving as a guiding light to UTi’s global team as we navigate together through a difficult economic environment that is, unfortunately, not supporting growth in world trade at this point. Each and every one of us is committed to this journey, and we remain focused on revenue growth, operating profit expansion, key client acquisition, expansion of our relationships into existing customers, and quality service for all our customers.

Looking forward, we remind you that near-term comparisons will be difficult as a result of last year’s third and fourth quarters, which benefited from the extraordinary airfreight volumes and an expanded charter program in response to the West Coast port lockout in the U.S. Our results last year were positively impacted by these unusual circumstances which drove a faster than usual growth rate.

In addition, in response to early evidence of lower peak season airfreight volumes from Asia to the USA this year, we are now operating an air charter program scaled down from last year’s levels, and which we started several weeks later than last year. This management decision on airfreight capacity recognizes the softer customer demand during this year’s peak season on this lane segment.

Nevertheless, we remain committed to delivering continued improvement even as worldwide trade volumes remain softer than expected. We are confident in our global UTi team and its ability to deliver quantified value to our customers, large and small, in every geographic region. In this endeavor, we continue to invest in the skills and talent of our sales and customer management organization, for it is through their performance and execution that we are able to strengthen our competitive position and reach our vision of global integrated logistics.

Before I turn the call back to the operator, I would like to sit some parameters for the Q&A session.

Please direct your questions to me and I will answer them myself or ask Lawrence, Peter or Tiger to respond as appropriate. This is a one-hour call and I ask that you limit yourselves to two questions at a time. If time permits, we will go around for an additional round of questions. Operator, would you please explain the technical elements of the Q&A session.

QUESTION AND ANSWER

Operator

Thank you. Ladies and gentlemen, if you would like to register a question, please press the 1 followed by the 4 on your telephone. You will hear a three-tone prompt to acknowledge your request. If your question has been answered and you’d like to withdraw your registration please press the 1 followed by the 3. If you are using a speakerphone please lift your handset before entering your request. One moment, please, for the first question.

First question will come to from the line of Jon Langenfeld with Robert W. Baird. Please go ahead.

Jon Langenfeld - Robert W. Baird - Analyst

Good morning. A couple of questions on Europe. Are there any signs of life over there just in terms of as you move through June, July and August or is it still pretty much the same sort of environment that you’ve been experiencing?

Roger MacFarlane - UTi - CEO

John, Peter just returned from Europe. I’ll ask him to answer that question.

Peter Thorrington - UTi - President

John, I think really two things. From an overall economic point of view in Europe, I think the situation is a tough one; however, for the first time in some time, Germany now looks like it is moving towards growth in their economy. That is clearly our largest operation in Europe, so that is encouraging.

So that’s really the situation from an economic standpoint. I think the more encouraging situation for ourselves is that I think we have to a large degree put behind us the challenges in Sweden and Ireland, and that will continue to be reflected as we now move into the next two quarters.

Jon Langenfeld - Robert W. Baird - Analyst

Okay. Great. And then in terms of volume trends for airfreight and ocean out of Europe, how did those progress in the quarter?

Peter Thorrington - UTi - President

They have progressed at low single digit growth.

Jon Langenfeld - Robert W. Baird - Analyst

But they have been positive?

Peter Thorrington - UTi - President

They have been positive.

Jon Langenfeld - Robert W. Baird - Analyst

Oh, great. All right. Thank you.

Operator

The next question will come from the line of Alexander Brand with BB&T Capital Markets. Please go ahead.

Tony Cristello - BB&T Capital Markets - Analyst

Hi, Roger and gentlemen, this is actually Tony Cristello.

Roger MacFarlane - UTi - CEO

Hi. How are you this morning?

Tony Cristello - BB&T Capital Markets - Analyst

I’m doing fine. Thank you. Question with respect to Standard. Lawrence, you talked a little bit about some past-through labor costs, and I think you said the number was $2.1 million and some ramp in personnel costs.

Is the ramp now done for the business that you’re getting or are we going to continue to see some ramp as new wins come on or where are you in that? And also, can you talk a little bit maybe about the new business you alluded to starting to see ramp across the Midwest and the West Coast?

Roger MacFarlane - UTi - CEO

Tony, first of all, just to clarify the number we gave was $2.8 million, and that was pass-through revenue and there was a corresponding amount of labor costs related to that. That was for one major client, and this was a temporary situation, and obviously it drove up revenue and also, therefore, our people costs, but there was no margin attached to that business.

You also had a second part to your question, which was related to the ramp up for the contract and which ones we got, and I’ll ask Peter to respond to that.

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Peter Thorrington - UTi - President

The situation on the new business, we’ve been appointed for three new facilities and services. The first, in fact, which is very encouraging for us, we’ve been appointed to handle two sites for Home Depot —will take a lot of work and quite a long time and that’s in Portland and Phoenix. And we’ve also been appointed to handle a facility for Case New Holland in the mid West.

Tony Cristello - BB&T Capital Markets - Analyst

So, then, going forward with margins on Standard, we can get back to. I don’t know if you gave an operating margin for Standard during the quarter. We could begin to see that get back to what we saw the first two released in the first quarter or are we going to look for salaries and expenses to continue to be a little bit higher.

Peter Thorrington - UTi - President

I think perhaps I will answer the question this time the same as I did last quarter. I think the higher margin we experienced in quarter one, when the question was asked, we couldn’t annualize that, and I’ll say the same in terms of lower margin in this quarter. Perhaps, the best thing would be to look at the six-month period, and I think the six-month period is something which is sustainable from a margin standpoint going forward.

Tony Cristello - BB&T Capital Markets - Analyst

Okay. Thank you.

Operator

The next question will come from the line of Edward Wolfe with Bear Sterns. Please go ahead.

Edward Wolfe - Bear, Stearns and Co - Analyst

Hi, guys.

Roger MacFarlane - UTi - CEO

Good morning, Ed.

Edward Wolfe - Bear, Stearns and Co - Analyst

Taking a look at working capital for a second, a couple different things. You look like you used some cash in the quarter and working capital particularly worked against you. Lawrence, in your remarks you said cap ex was $4 million but when I look at the cash flow statements that you guys provided I see purchases of property, plant and equipment of $9 million. Is there some acquisition from the India acquisition in here or am I missing something there?

Lawrence Samuels - UTi - CFO

Ed, the cash flows that we provided are for the sixth-month period in term of the GAAP requirements.

Edward Wolfe - Bear, Stearns and Co - Analyst

Okay. So that’s my mistake, so it’s $4 million in the quarter and no acquisitions in the current quarter, though, other than earn-outs?

Lawrence Sanmuels - UTi - CFO

There is the India one which came in right at the beginning of the quarter.

Edward Wolfe - Bear, Stearns and Co - Analyst

How much of that — is that under purchase of property plant and equipment in?

Lawrence Samuels - UTi - CFO

No, that’s included in the acquisition of subsidiaries and contingent earn out payment.

Edward Wolfe - Bear, Stearns and Co - Analyst

How much is that?

Lawrence Samuels - UTi - CFO

The total, for the six months is $8 million.

Edward Wolfe - Bear, Stearns and Co - Analyst

How much of it was in the quarter for India; do you know?

Lawrence Samuels - UTi - CFO

No. We haven’t published that number but it’s not a significant number for India.

Edward Wolfe - Bear, Stearns and Co - Analyst

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I guess what I’m trying to get at is the working capital, the swing in the receivables and payables of $15 million against you. We haven’t seen that kind of swing in a quarter for a while. Is that something that’s going to change or was there something in the quarter that was unique about that? What’s going on from a receivable and a payable perspective?

Lawrence Samuels - UTi - CFO

I think the receivables, obviously, are related to the increase in volume which is reflected in the total billings as opposed to just the gross revenues. And obviously the payables to a large extent is dependent on the timing that we make payments on duties to the various customs agencies around the world. So certainly there is nothing that we feel is unusual.

Typically in the stronger quarters it does go that way, and when we get to our fourth quarter, it tends to go the other way. And what we saw— our focusing on our target of having free cash flow— our definition of free cash flow for the year at least equal to our net income, but it does move around quarter on quarter but certainly on an annual basis we get this moving effect.

Edward Wolfe - Bear, Stearns and Co - Analyst

And in terms of the earn-out payments is $8 million for the half of the year, is that what we should see every six months?

Lawrence Samuels - UTi - CFO

No. Again, that’s dependent on the timings of the various payments.

Edward Wolfe - Bear, Stearns and Co - Analyst

So I mean so far through six months you have used $4 million in cash. Should we expect for the second half of the year you’re going to generate free cash or you’re going to be a cash user?

Lawrence Samuels - UTi - CFO

No, we would expect to generate cash. Obviously when we get to the year-end, if we do achieve our goal of generating free cash equal to net income, obviously, that will generate cash.

Edward Wolfe - Bear, Stearns and Co - Analyst

Okay. So from a seasonal perspective, we should see improving cash based on what you just said pretty materially in the next two quarters. Is that fair to say?

Lawrence Samuels - UTi - CFO

Certainly if we look at the trend last year, we had a significant improvement in our fourth quarter because of having December and January in our quarter which are traditionally slower volume months.

Edward Wolfe - Bear, Stearns and Co - Analyst

Okay. Roger, in your remarks you talked about expectations being lowered already for a shorter and a less strong air peak season.

Roger MacFarlane - UTi - CEO

Yes.

Edward Wolfe - Bear, Stearns and Co - Analyst

Can you talk a little bit, how much of that is just the comparisons, which are extremely difficult, and how much of that is, you know, if we compared this to a couple of years ago, the world just feels a little slower, stuff moving from Asia to the U.S. or other places in the world?

Roger MacFarlane - UTi - CEO

Ed, before I respond to that, just on the clarification just to make sure we’re all on the same page on the free cash flow issue, we did generate free cash flow in our second quarter. I think that you’ve been looking at the six-month numbers.

I think it’s also important we also paid out a dividend, so we actually had a respectable quarter in free cash flow. We need to go over and make sure we’ve got that. Based on the definition that we have of free cash flow, which does not, of course, include investments in subsidiaries or earn out payments. I don’t want you to go away from this feeling that we had a problem of free cash flow in the second quarter.

Edward Wolfe - Bear, Stearns and Co - Analyst

But I mean I have the six months numbers in front of me. I’m not in the office.

But if I look at the six-month numbers, to date you’ve brought in almost $14 million of cash from operations and you’ve spent $18 million. So to date, the first and second, together before dividends or anything like that, you know, you’ve used $4 million and Lawrence just said that it should look similar to net income by year-end, and I’ve got $43 million of net income in my model. So

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am I fair to say we should see about a $45 million swing of cash in the second half of the year?

Roger MacFarlane - UTi - CEO

Well, what happened was in the first quarter we actually had — I think we went through that on our last conference call — we didn’t have a successful free cash flow first quarter, and so when you look at the six months we’ve obviously had to catch up and make progress.

Edward Wolfe - Bear, Stearns and Co - Analyst

But it’s going to accelerate it seems like quite a bit in the third and fourth. Is that fair is this.

Roger MacFarlane - UTi - CEO

That’s fair to say.

Edward Wolfe - Bear, Stearns and Co - Analyst

All right. So back to the other question, and again that was on the peak season and how much of that do you think is tough comps and how much is the economy.

Roger MacFarlane - UTi - CEO

Well, you’re absolutely right. There are two issues. One is the unusual circumstances which we’re not going to see this year; and secondly, the rate of growth in the peak season compared to last year is a lot less, and as a result when we looked at capacity management, we have scaled down the charter program that we put in place last year which we put in place before the West Coast port strike.

We ramped up that charter program when the West Coast port lockout happened but we had a regular peak season charter program which started earlier last year and was on a larger scale than this year. This is a recognition from our side of the lower demand that we have been seeing from the marketplace and from our customers.

Edward Wolfe - Bear, Stearns and Co - Analyst

Versus two years ago was the charter program more ramped up or less right now?

Roger MacFarlane - UTi - CEO

Versus two years ago it is higher. Certainly two years ago, in fact, we did not have a charter program two years ago because we saw the market as extremely weak at that time.

Edward Wolfe - Bear, Stearns and Co - Analyst

So I’m guessing most of the reduction versus last year has to do with just a very tough comp, not the economy, then, per se.

Roger MacFarlane - UTi - CEO

Yeah, I’d say that’s right. Of course, we have greater — we have put on a number of new customers since last year, so you have to also look at that issue as well.

Edward Wolfe - Bear, Stearns and Co - Analyst

Okay. Thank you very much, guys, for the time.

Operator

The next question will come to from the line of Jordan Alliger from Lazard Fréres. Please go ahead.

Jordan Alliger - Lazard Fréres - Analyst

Just a couple of things. First, just to get a sense, if you strip out the $2.8 million in the pass-through revenue from the staff costs, is that the type of staffing run rate from a cost standpoint we should look at going forward sort of? I calculated like 54.4% or something along those lines.

Roger MacFarlane - UTi - CEO

Lawrence will answer that one Jordan.

Lawrence Samuels - UTi - CFO

Yes, Jordan, I think it has fluctuated mostly as a percentage, depending on the revenue growth. But certainly below 50% mark is our target.

Jordan Alliger - Lazard Fréres - Analyst

Okay. And then just sort of second, just given the early evidence, perhaps, of the softer peak, I mean, do you expect or are you seeing pricing from the carriers on the airfreight side still to your advantage or is that tightening up a bit?

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Roger MacFarlane - UTi - CEO

Jordan, Peter will answer that one.

Peter Thorrington - UTi - President

Jordan, the situation is that in every peak season out of Hong Kong and China rates do go up and they have gone up, but by and large we are able to pass those on. But the rate increases we’ve seen this year have been nothing like as high as they were last year, and that obviously helps us at the margin level.

Jordan Alliger - Lazard Fréres - Analyst

Right. Thanks very much.

Operator

The next question will come from the line of Gregory Burns with JP Morgan. Please go ahead.

Gregory Burns - JP Morgan - Analyst

Hi, guys. A couple of questions. Roger, I was surprised at the big divergence between the air growth and the ocean on the net revenue. I know there was some margin squeeze in the ocean, but I’m curious whether you think maybe inventories or customer inventories are too low right now or there’s something going on in the economy because it looks like a very strong air number or perhaps you’re taking more share in that particular segment than the ocean. Anything to explain the divergence?

Roger MacFarlane - UTi - CEO

Greg, on the air side, of course, we did benefit in net revenue by the improvement in the yield, so net revenue growth also got the tail wind of yield improvement. Whereas on the ocean side, what we did see is not only did we see a higher volumes, in fact, we have — we’re very happy with our volume growth in ocean, both ship counts and TEUs, but we passed through the price increases, and that then has the effect of squeezing our yields because the price increases were quite substantial and customers were not prepared to accept our margin on top of the price increase, so that’s how you end up with a reduction in the yield number.

Gregory Burns - JP Morgan - Analyst

So just hearing you, then, if I was looking at a pure tonnage number on the air and a pure box number on the ocean, those growth rates would be much closer. Is that correct?

Roger MacFarlane - UTi - CEO

That’s correct. Yes, I think if you’re trying to read something from the economic standpoint into these numbers, volume-wise I think we are seeing stronger growth year-on-year on a more consistent basis from a volume standpoint on ocean than we are seeing on the air side.

Gregory Burns - JP Morgan - Analyst

Okay. That’s helpful. And, Lawrence, just to circle back on the working cap, I guess I don’t consider acquisitions to be included in my free cash flow, so I do have you guys generating free cash. But it looks like when we look at the working capital, the issue is trade payables, and I guess my question is, is Standard the issue there that to the extent Standard grows and your receivables grow on Standard, but Standard may not have the transportation payable line, essentially could Standard be more working capital intensive on the revenue line?

Lawrence Samuels - UTi - CFO

No Greg. Standard doesn’t really have a big impact on that. I think, as I said earlier, it’s really related to the increase in the volume but also the timing of the payments, particularly to the customs authorities that are generally fixed. You have fixed dates for payments in a lot of countries whereas obviously your receivables on your normal credit terms.

Gregory Burns - JP Morgan - Analyst

Okay. And maybe I missed this Roger in the call. Did you guys quantify either the bottom line or the net revenue translation effect in the income statement this quarter?

Roger MacFarlane - UTi - CEO

No, we did not.

Gregory Burns - JP Morgan - Analyst

Do you know what that was either on the conversion or bottom line number?

Roger MacFarlane - UTi - CEO

If you take out Standard and look at the organic growth rate, I think we are very comfortable at that number was in double digit growth, and then that was particularly — the exchange rate particularly affected both Europe and Africa.

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Gregory Burns - JP Morgan-Analyst

Okay. Well, we’ll take a look at that. Great. Thanks a lot.

Roger MacFarlane - UTi - CEO

Okay.

Operator

The next question will come from the line of David Campbell with Thompson Davis and Co. Please go ahead.

David Campbell - Thompson, Davis and Co - Analyst

Hi, Roger. Is the sea freight rate increases that were substantial in May, have they now been passed through by this time for the third quarter or are there still likely to be some year to year problems there?

Roger MacFarlane - UTi - CEO

David, Peter will respond to that.

Peter Thorrington - UTi - President

David, the situation on the ocean side is that these often tend to take place on a market basis. Earlier this year, the big increases came in terms of inbound from Asia, particularly to the U.S. But we are seeing continuing general rate increases from the shipping lines as they try and, in a sense, get a better return on their assets after a couple of really poor years, but by in large we are able to pass those increases on to our customers so we are not anticipating any further erosion on our margins through that.

David Campbell - Thompson, Davis and Co - Analyst

Okay. And, Roger, the labor costs issue, staff costs issue seem to be bigger on a total basis in Europe where the staff cost increase year to year was $5 million and you only had a $7 million increase in net revenues, and also in the African results, South Africa had a $5 million, $4.6 million increase in staff costs, and net revenues were only up $5.4 million. So is that where the currency impact was the biggest problem?

Roger MacFarlane - UTi - CEO

David, as our costs and revenues move in the same direction for currency, it’s not really a currency impact, but one of the things that we did take on in Europe was a new facility, a contract logistics facility in France, where we started out and initially revenues and costs were not particularly different. So I think that’s probably the biggest reason. We have about 40 people more in Europe this quarter than the corresponding period.

David Campbell - Thompson, Davis and Co - Analyst

So you had people up without generating significantly higher revenues from that facility?

Roger MacFarlane - UTi - CEO

Yes. And in the beginning, you know, one has implementation expenses to get these things going.

David Campbell - Thompson, Davis and Co - Analyst

Okay. Thank you.

Operator

The next question will come from the line of Gary Yablon with Credit Suisse First Boston. Please go ahead.

Gary Yablon - Credit Suisse First Boston - Analyst

Hi, guys. How are you?

Roger MacFarlane - UTi - CEO

Fine, thanks.

Gary Yablon - Credit Suisse First Boston - Analyst

Roger, could you talk a little bit to, you mentioned earlier contract logistics one-third of net revenue in Q2. Where do you see that going over the next couple of years? What’s the right spot, in your opinion?

Roger MacFarlane - UTi - CEO

Gary, we are trying to build out through acquisition platform capability in other parts of the world to match the capability that we have in the U.S. with Standard. We have already in Europe, of course, acquired SLi, which is a good start for us for that platform.

So we do expect that the proportion of our net revenue from contract logistics will increase over time, so that we then have a complete platform of capability of both contract logistics and freight forwarding on a global basis.

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UTIW - Q2 2004 UTi Worldwide Earnings Conference Call

Gary Yablon - Credit Suisse First Boston - Analyst

Right. If I could come back to that labor ratio, I know you’ve already gotten a bunch of questions on it, but I think people ask a lot because it can swing the numbers a fair bit.

Roger MacFarlane - UTi - CEO

Right.

Gary Yablon - Credit Suisse First Boston - Analyst

So if we use the adjusted, as someone else had mentioned the 54 and change in 2Q, are you comfortable trying to narrow it down just a little bit more? You want to get to the low 50% range as a percent of net revenue. Today it stubbornly sits at 54 to 55. Can you tell us what you do to get there? Is it a function of just growing the revenue or should we stay give or take where second quarter was for a little while?

Roger MacFarlane - UTi - CEO

Typically, Gary, you see that number widen or going down in the third quarter because third quarter has greater volume. So if you have a look, I think the first quarter was 54%; the second quarter was, on an adjusted basis as you mentioned, also probably 54%. But in the third quarter typically the number will be lower.

I can’t recall exactly what the number was last year in the third quarter. But — and then - so that it does vary quarter by quarter, and it is affected by the seasonal factor because you’re not going to ramp up staff costs in the same rate as volume and increases over the higher season period of the year.

Gary Yablon - First Boston - Analyst

Okay. Thank you.

Operator

Ladies and gentlemen, as a reminder to ask a question please press the 1 followed by the 4 at this time. The next question will come from the line of Jon Langenfeld with Robert W. Baird. Please go ahead.

Jon Langenfeld - Robert W. Baird - Analyst

Couple follow-ups— I think you said in your prepared remark part of the strength in the airfreight side was getting volume ramped up in Europe. Can you expand on that, if I have that right?

Roger MacFarlane - UTi - CEO

John, could you just clarify that again? I don’t think I understood the question.

Jon Langenfeld - Robert W. Baird - Analyst

I thought, maybe I misunderstood, but I thought in your prepared remarks when you were talking about the airfreight yields and the strength there, some of that was attributed to ramping up airfreight in Europe. Did I hear that correctly?

Roger MacFarlane - UTi - CEO

You heard correctly that the yield went up. That’s correct.

Jon Langenfeld - Robert W. Baird - Analyst

But nothing to do with Europe?

Roger MacFarlane - UTi - CEO

It was in Europe. Peter will clarify that for you.

Peter Thorrington - UTi - President

Let me just say obviously now the geographic boundaries have come down in Europe, and we use some modeling tools to better work out different flows towards origin airports on a European-wide basis, and by using that model, we were able to improve our margins.

Jon Langenfeld - Robert W. Bear - Analyst

And this is recently you’ve been employing this tool?

Peter Thorrington - UTi - President

It took effect this last quarter.

Jon Langenfeld - Robert W. Baird - Analyst

Oh, okay. All right. So it did tie into Europe. All right. And then as far as airfreight volumes coming out of Asia, is that — are we still at a point today, July and August, that that is positive on a volume basis year-over-year despite the comparison or have we moved to the point where it is negative?

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UTIW - Q2 2004 UTi Worldwide Earnings Conference Call

Peter Thorrington - UTi - President

You know, this is Peter. I’ll answer that once again. What you’ll find is that this time of the year on a seasonal basis the volumes do go up and they go up, in a weak peak season they will go up in excess of 20% and we are seeing that at the moment.

Jon Langenfeld - Robert W. Baird - Analyst

Even relative to last year that has the—

Peter Thorrington - UTi - President

Not relative to last year but relative to prior quarters.

Jon Langenfeld - Robert W. Baird - Analyst

Okay. And then relative to last year are we to the point where monthly volumes are contracting?

Peter Thorrington - UTi - President

Yes. We anticipate our comps will be lower in the next few months than they were last year.

Jon Langenfeld - Robert W. Baird - Analyst

And then finally just a question on South Africa. I know you had a stronger RAND there but really a dramatic improvement on the margin line there even relative to first quarter. Any thoughts behind that or any color behind that?

Peter Thorrington - UTi - President

John, I’ll ask Tiger who is on the line to handle that.

Tiger Wessels - UTi - Chairman

Actually, in local currency terms we’ve had a fairly rough time here. The economy is reasonably slow. Real interest rates on the order of 8%.

In fact, just today the reserve bank actually brought the interest rates down by 100 basis points. But the results look okay in dollar terms. In RAND terms they’re a little tougher.

The volumes, however, have gone up dramatically year-on-year here but we have not been able to get the pricing we would normally like, and it’s really because the economy as a whole has only been growing at less than 2% and it’s actually quite difficult in times like that to get the kind of pricing one wants.

Jon Langenfeld - Robert W. Baird - Analyst

Is that a similar environment to what you had in the first quarter?

Tiger Wessels - UTi - Chairman

Absolutely.

Jon Langenfeld - Robert W. Baird - Analyst

Because I’m just wondering.

Tiger Wessels - UTi - Chairman

I think what happened, the reserve bank has applied pretty strict fiscal discipline, and the effect generally on the economy has not been great. The Rand strengthened quite considerably.

It was towards 11 for the average of the first six months last year, and this year — that’s at 11 to the dollar — and this year it was about 7.60, 7.80 for the average six months so there has been a strengthen of the Rand just short of 30%, sort of 26, 27%. And that has adversely affected certainly the export companies and also, if you think that much of South Africa is reliant on mineral exports, that hasn’t done them too well.

And the bottom line performance of companies down here has been really quite, quite poor, and in an environment like that, you know, it’s quite difficult. I’m very proud of the volume increases which have been stunning but we haven’t actually been able to get the pricing. And to a certain extent that’s affected, the last thing I’ll talk about, the labor costs because we’ve got the labor to handle significantly larger volumes without getting the normal returns we have in the past.

Jon Langenfeld - Robert W. Baird - Analyst

Okay. Good. Thank you, Tiger.

Roger MacFarlane - UTi - CEO

John, one thing I would like to add to what Tiger said, if you’re comparing a first quarter to the second, in our conference call on the first quarter we talked at some length about the difficulty of the customs clearance fees because of the shift that Tiger mentioned, the dollars, and certainly we have seen an improvement in our performance in that regard which has contributed to the change between the first and second quarters.

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UTIW - Q2 2004 UTi Worldwide Earnings Conference Call

Jon Langenfeld - Robert W. Baird - Analyst

Okay. And was that — that was a change in — you were trying to change some of the pricing on that as well. Was there some success there?

Tiger Wessels - UTi - Chairman

Limited. Limited success. It’s difficult when companies are showing results which are far poorer than they were last year to get the kind of response you would like to get from pricing.

What we have done in some cases, we’ve but put in a band if the currency should change beyond that band that there will be automatic changes in pricing, but the currency is ultimately stuck within those bands so those haven’t actually come into effect.

Jon Langenfeld - Robert W. Baird - Analyst

Very good. Thank you.

Operator

The next question will come from the line of David Campbell with Thompson Davis and Company. Please go ahead.

David Campbell - Thompson, Davis and Co - Analyst

Yes, Roger. Obviously — I just wanted to check in on your acquisition plans. Are you still looking for certain types of companies? And maybe you could tell us if there any opportunities out there or are you just being, as usual, very selective?

Roger MacFarlane - UTi - CEO

David, we are — we, in fact, have strengthened our capability internally to be able to handle the number of analyses and research that’s required to pursue and close on the right acquisition, so we are looking at a whole range of opportunities around the world, but you’re quite right that one wants to make sure that they fit the road map that we have laid out that they should help us in the contract logistics capabilities or in the market verticals that we are pursuing.

And so to try to find the one that comes on a pure play basis or that are uncomplicated or have talented management and are performing well, it’s — it requires a lot of work, and we are pursuing a number of opportunities, but, you know, we can only do that and hope to end up with the right success like we’ve had with the three most recent ones we’ve brought on board.

David Campbell - Thompson, Davis and Co - Analyst

And are you satisfied with the Indair acquisition in terms of what it brought to your bottom line or were there some start-up costs associated with people there and integration expenses and so forth?

Roger MacFarlane - UTi - CEO

Well, Indair made a positive contribution, but the scale of the operation there is, in the scheme of the overall UTi, you know, it is not going to have a major impact.

I think we said at the time the important thing was consolidating our position in India and laying the foundation for growth and exploiting that opportunity as that market opens up.

So we’re very happy the way that that operation has commenced and we are looking forward to reaping the benefits as time goes by. But as we said at the time, I don’t think that you should look for Indair to move our numbers by a significant amount.

David Campbell - Thompson, Davis and Co - Analyst

And the final question is what about the Middle East? Do you see any opportunities there for growth given the restructuring that has to be going on in Iraq?

Roger MacFarlane - UTi - CEO

David, the Middle East is not a big area for us. We do have business and we are handling it. We have had certain projects that have gone into Kuwait. But it’s not a big market segment for us. So our customer base has not really been affected by the Middle East situation.

David Campbell - Thompson, Davis and Co - Analyst

Okay. Thank you.

Operator

The next question will come from the line of Gregory Burns of JPMorgan. Please go ahead with your question.

Gregory Burns - JP Morgan - Analyst

Hi, Roger. Just a follow-up on the comp issue as we look in the third and fourth quarter. Can you guys quantify either in terms of number of charters and revenue per charter or total revenue that

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UTIW - Q2 2004 UTi Worldwide Earnings Conference Call

you think was sort of one-time in nature? And also does it break down pretty evenly between the third or fourth quarter or is it tilted? Essentially how much non-recurring revenue do you have in the comparisons as you see it?

Roger MacFarlane - UTi - CEO

Greg, if you recall, the biggest impact after the strike was in the month of October last year and the month of November. So what happened is that October is in our third quarter. November is in our fourth quarter. So those were the periods of time where we had the biggest ramp up in airfreight volume after the West Coast port strike. And we did add more charters at that time to handle that business. I think at the time we indicated that there were several million dollars worth of, I think it was $2 million we said of approximately impact during that period.

Gregory Burns - JP Morgan - Analyst

2 million dollars of net revenue per quarter?

Roger MacFarlane - UTi - CEO

No, in total.

Gregory Burns - JP Morgan - Analyst

A million, are we talking net or gross?

Roger MacFarlane - UTi - CEO

We’re talking actual impact on the bottom line.

Gregory Burns - JP Morgan - Analyst

Okay. So you’re talking net income.

Roger MacFarlane - UTi - CEO

Operating income, actually. Sorry. To clarify. Lawrence has just clarified. Operating income.

Gregory Burns - JP Morgan - Analyst

$1 million in the third quarter, $1 million in the fourth quarter operating income that is somewhat one-time in nature.

Roger MacFarlane - UTi - CEO

Yes. Last year.

Gregory Burns - JP Morgan - Analyst

Thank you.

Operator

The next question will come from the line of Edward Wolfe with Bear Sterns. Please go ahead.

Edward Wolfe - Bear, Stearns & Co. - Analyst

Just a couple of follow-ups on Standard. I just want to make sure this is clear. Roger, you talked about the pass-through costs of $2.8 million for one customer. Are those done already or do those go on for another quarter?

Roger MacFarlane - UTi - CEO

They were in the quarter, the 2.8 was within the quarter, and of course it does depend on customer demand, and I think we’re going to see a little evidence of it in the third quarter based on what we’ve seen so far, but it’s hard to tell what the customers’ needs will be. So —

Edward Wolfe - Bear, Stearns & Co. - Analyst

Just doing a little bit of math if I take the $2.8 million out of revenue and costs it takes Standard’s margin up by 20 basis points of pressure on their margin going forward kind of thing.

Roger MacFarlane - UTi - CEO

Yes.

Edward Wolfe - Bear, Stearns & Co. - Analyst

Also, you mentioned that there were three offices in the Midwest and West. Was that three each in the Midwest and West for a total of six or a total of three new Standard facilities?

Roger MacFarlane - UTi - CEO

Three in total, Ed.

Edward Wolfe - Bear, Stearns & Co. - Analyst

Okay. And—

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UTIW - Q2 2004 UTi Worldwide Earnings Conference Call

Roger MacFarlane - UTi - CEO

Two in the West.

Edward Wolfe - Bear, Stearns & Co. - Analyst

One of those is Home Depot?

Roger MacFarlane - UTi - CEO

Two in the West and one in the Midwest I think Peter mentioned.

Edward Wolfe - Bear, Stearns & Co. - Analyst

Are two of those Home Depots or one?

Roger MacFarlane - UTi - CEO

Two are Home Depot. They’re on the West.

Edward Wolfe - Bear, Stearns & Co. - Analyst

Thanks again guys.

Operator

I am showing no further questions at this time. Please continue with the presentation part. Pardon me. We do have a question by Gary Yablon from Credit Suisse First Boston.

Gary Yablon - Credit Suisse First Boston - Analyst

I just wanted to follow up on, Roger, return on invested capital, you’ve talked about one of the reasons for doing Standard and getting more into the contract logistics side of it is to increase return on invested capital for the company. Are you seeing that happen? What is ROIC at this point in time?

Roger MacFarlane - UTi - CEO

We have seen the impact of that, and the way we calculate ROIC, I think we’re looking at just short of — between 18 and 20%. I don’t have the number of in front of me for the second quarter, the end of the second quarter. And that’s been an improvement over where we were. So we believe that this — that as we go forward, the process of investing in contract logistics operations is going to improve our ROIC.

Gary Yablon - Credit Suisse First Boston - Analyst

And Lawrence, could you or could somebody just remind me on the earn-outs how much is left? How much do we have to take out of our cash flow numbers? I know it kind of depends on performance but ballpark range of how much we’ve got to think about?

Lawrence Samuels - UTi - CFO

Gary, you’re correct it does depend on performance. We have a final payment due on our Continental acquisition which was made in 2000 which will come out in our fourth quarter. And we’ve only had one payment on the SLi acquisition, so there are still four more of those to go. But there is clearly the payment on their performance.

In terms of Standard, we have two more. The first one will be, of course, in our fourth quarter and obviously the fourth quarter next year will be the final one.

Gary Yablon - Credit Suisse First Boston - Analyst

So the first — the next Standard payment will be in fiscal Q4?

Lawrence Samuels - UTi - CFO

Correct.

Gary Yablon - Credit Suisse First Boston - Analyst

After that would be when?

Lawrence Samuels - UTi - CEO

Q4 next year. That will be the final one for Standard.

Gary Yablon - Credit Suisse First Boston - Analyst

Okay.

Roger MacFarlane - UTi - CEO

If you remember, Gary, the Standard acquisition had a cap on the earn-out payment. So that certainly is an issue to focus on when you look at what projection of payments we might make in the fourth quarter this year and next year.

Gary Yablon - Credit Suisse First Boston - Analyst

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UTIW - Q2 2004 UTi Worldwide Earnings Conference Call

Cap in total. Is it like 12 or $13 million?

Roger MacFarlane - UTi - CEO

That’s correct.

Gary Yablon - Credit Suisse First Boston - Analyst

All right. Thank you.

Operator

I show no further questions at this time. Please continue.

Roger MacFarlane - UTi - CEO

Okay. As there are no more questions, thank you everyone for participating in our call this morning. On behalf of Peter, Tiger, Lawrence and the rest of the global UTi team, we appreciate your interest in UTi Worldwide and thank you for your continued support.

Operator

Ladies and gentlemen, that does conclude your conference call for today. We thank you for your participation and ask that you please disconnect your line.

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